UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 20, 2006

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On June 20, 2006, FactSet Research Systems Inc. issued a press release announcing its financial results for the three and nine months ended May 31, 2006. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                      (c)     Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release of FactSet Research Systems Inc. dated June 20, 2006

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	June 20, 2006	/s/ PETER G. WALSH
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated June 20, 2006 reporting the results of operations for the Registrant’s third fiscal quarter ended May 31, 2006.

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax
Contact:
Peter Walsh
FactSet Research Systems Inc.
203.810.1000

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Record Revenue of $98.8 Million for the Third Quarter of Fiscal Year 2006

Norwalk, Connecticut-- June 20, 2006--FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced its results for the third quarter of fiscal 2006.

For the quarter ended May 31, 2006, GAAP revenues increased to $98.8 million, up 24.5% compared to the prior year period. Excluding acquisitions owned less than one year, non-GAAP revenue growth was 17.0%. GAAP operating income for the third quarter rose to $31.0 million from $27.4 million in the same period of fiscal 2005. GAAP net income advanced to $21.0 million as compared to GAAP net income of $19.6 million a year ago. GAAP diluted earnings per share increased to $0.41, up from $0.39 in the same period of fiscal 2005. Included in the just completed third quarter were income tax benefits of $0.8 million or $0.01 per share. The third quarter of 2005 included income tax benefits of $1.9 million or $0.04 per share. The income tax benefits in both periods resulted primarily from the closure of previously filed tax returns.

GAAP financial measures including operating income, net income and diluted earnings per share have been adjusted to exclude charges related to stock-based compensation and incremental expenses incurred from consolidating London office locations. Net income and diluted earnings per share have also been adjusted to reflect income tax benefits from the closure of previously filed tax returns. Non-GAAP operating income for the quarter was $33.9 million, up 23.8%. Non-GAAP net income advanced 26.5% to $22.3 million and non-GAAP diluted earnings per share increased 22.9% to $0.43. A reconciliation between GAAP and non-GAAP financial measures is presented on page 8 of this press release.

Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended			Nine Months Ended
	May 31,			May 31,
(In thousands, except per share data)	2006	2005	Change	2006	2005	Change
Revenues	$98,815	$79,342	24.5%	$282,134	$229,877	22.7%
Total operating expenses	67,862	51,975	30.6	194,134	149,633	29.7
Income from operations	30,953	27,367	13.1	88,000	80,244	9.7
Net income	21,036	19,551	7.6	59,473	53,118	12.0
Diluted earnings per common share	$0.41	$0.39	5.1	$1.18	$1.06	11.3
Diluted weighted average common shares	50,909	49,993		50,561	50,120

“We are pleased to report a successful third quarter,” said Philip A. Hadley, Chairman and CEO. “We attribute our steady growth in subscriptions and clients to our continued focus on providing our clients with an increasing array of global content choices, customized analytical tools and superior client support.”

Third Quarter Financial Highlights
Subscriptions increased $19.1 million during the quarter and totaled $399.4 million at May 31, 2006. On a constant currency basis, the subscription increase was $16.4 million. Of this total, subscriptions from FactSet’s domestic operations were $283.2 million, while overseas operations were $116.2 million. Client count was 1,722 at May 31, a net increase of 56 clients for the quarter. Users rose to 27,900 professionals. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients.

Other operational highlights of the third quarter of fiscal 2006 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $23.5 million and $5.1 million, up 35.8% and 31.7% respectively, from the same period a year ago.
•	Demand for FactSet’s PA Workstation application continued to rise, with 458 clients consisting of 3,750 users, subscribing to this service as of May 31, 2006.
•	The Company increased its quarterly dividend 20% from $0.05 to $0.06 per share.
•	The new European headquarters located in London opened June 19, 2006.
•	The Company incurred incremental expenses primarily representing a significant short-term redundancy of leased office space in London. Incremental expenses were $1.0 million during the third quarter and are expected to range between $1.0 million and $1.2 million in the upcoming fourth quarter ending August 31, 2006.
•	The effective tax rate for the quarter was 34.3%. Included in the effective rate was the realization of $0.8 million of income tax benefits. The income tax benefits resulted primarily from the closure of previously filed tax returns.

Year-to-Date Results of Operations
For the nine months ended May 31, 2006, revenues increased 22.7% to $282.1 million and GAAP operating income rose 9.7% to $88.0 million. GAAP net income grew 12.0% to $59.5 million while GAAP diluted earnings per share increased 11.3% to $1.18.

For the nine months ended May 31, 2006, non-GAAP operating income advanced 19.3% to $95.7 million and non-GAAP net income increased 21.9% to $62.4 million. Non-GAAP diluted earnings per share increased 19.6% to $1.22 during the first nine months of fiscal 2006 as compared to the same period a year ago. A reconciliation between GAAP and non-GAAP financial measures is presented on page 9 of this press release.

Recent Events and Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of June 20, 2006. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Fourth Quarter Fiscal 2006 Expectations
•	Revenues are expected to range between $102 million and $105 million.
•	Operating margins are expected to range between 31% and 33%, including the impact from FAS 123(R) and redundant London occupancy costs. Excluding stock-based compensation expense of approximately $1.9 million and redundant London occupancy costs between $1.0 million and $1.2 million, operating margins should be between 33% and 35%.
•	The effective tax rate is expected to range between 36.3% and 36.8%.

Full Year Fiscal 2006
•	Capital expenditures should total approximately $24 million to $26 million and includes the build out of the new headquarters for FactSet’s London-based operations.

Forward looking statements
This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to integrate newly acquired companies; the ability to hire qualified personnel; the maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About non-GAAP Financial Measures
GAAP financial measures including income from operations, net income, diluted earnings per common share and cash flows provided by operating activities have been adjusted to exclude charges related to stock-based compensation, incremental expenses incurred in the London real estate consolidation, a gain from the sale of Company-owned real estate and tax benefits from the closure of previously filed tax returns. FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our financial results and investors benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons to FactSet’s historical performance and to our competitors’ operating results.

FactSet uses the following measures defined as non-GAAP financial measures by the SEC including non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP cash flows from operations. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables beginning on page 8 of this release captioned “Reconciliation of GAAP and non-GAAP Financial Measures.”

Conference Call
The Company will host a conference call today, June 20, 2006 at 11:00 a.m. (EST) to review the third quarter fiscal 2006 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition
	May 31,	August 31,
	2006	2005
(In thousands)	(unaudited)
ASSETS
Cash and cash equivalents	$102,184	$ 59,457
Investments	16,430	16,566
Receivables from clients and clearing brokers, net	61,827	54,029
Deferred taxes	1,903	5,277
Other current assets	3,594	3,819
Total current assets	185,938	139,148
Property, equipment and leasehold improvements, net	59,828	52,359
Goodwill	140,510	110,793
Intangible assets, net	44,962	41,660
Deferred taxes	2,653	722
Other assets	2,392	2,847
Total assets	$436,283	$347,529
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$ 23,216	$ 20,400
Accrued compensation	16,148	18,726
Deferred fees	25,141	17,835
Dividends payable	2,931	2,417
Taxes payable	9,841	4,307
Notes payable	1,795	– –
Total current liabilities	79,072	63,685
Deferred taxes	8,795	6,657
Deferred rent and other non-current liabilities	10,278	9,079
Total liabilities	98,145	79,421

Stockholders’ Equity:
Common stock	551	545
Capital in excess of par value	121,424	98,989
Retained earnings	357,343	305,636
Treasury stock	(144,185)	(136,820)
Accumulated other comprehensive income (loss)	3,005	(242)
Total stockholders’ equity	338,138	268,108
Total liabilities and stockholders’ equity	$436,283	$347,529
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income
	Three Months Ended		Nine Months Ended
	May 31,		May 31,
(In thousands, except per share data and unaudited)	2006	2005	2006	2005

Revenues	$98,815	$79,342	$282,134	$229,877

Operating expenses
Cost of services	30,919	23,770	86,729	67,070
Stock-based compensation expense	624	– –	2,000	– –
Total cost of services	31,543	23,770	88,729	67,070

Selling, general and administrative	35,000	28,205	101,049	82,563
Stock-based compensation expense	1,319	– –	4,356	– –
Total selling, general and administrative	36,319	28,205	105,405	82,563

Total operating expenses	67,862	51,975	194,134	149,633

Income from operations	30,953	27,367	88,000	80,244

Other income	1,060	316	3,324	700

Income before income taxes	32,013	27,683	91,324	80,944

Provision for income taxes	10,977	8,132	31,851	27,826

Net income	$21,036	$19,551	$59,473	$53,118
	======	======	======	======
Basic earnings per common share	$0.43	$0.41	$1.22	$1.11
	====	====	====	====
Diluted earnings per common share	$0.41	$0.39	$1.18	$1.06
	====	====	====	====
Weighted average common shares (Basic)	48,849	48,044	48,597	47,879
	=====	=====	=====	=====
Weighted average common shares (Diluted)	50,909	49,993	50,561	50,120
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Nine Months Ended
	May 31,
(In thousands and unaudited)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$59,473	$53,118
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	17,749	13,508
Stock-based compensation expense	6,356	– –
Deferred incomes taxes	1,177	2,832
Gain on sale of Company-owned real estate	(1,342)	– –
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing brokers, net	(7,119)	(4,402)
Accounts payable and accrued expenses	2,405	(5,052)
Accrued compensation	(4,667)	(1,951)
Deferred fees	6,190	744
Taxes payable	3,560	(4,287)
Landlord contributions	548	965
Other working capital accounts, net	3,742	1,472
Income tax benefits from stock option exercises	– –	5,888
Net cash provided by operations	88,072	62,835

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales (purchases) of investments, net	115	(8,314)
Acquisition of businesses, net of cash acquired	(28,280)	(52,134)
Proceeds from sale of Company-owned real estate	2,910	– –
Purchases of property, equipment and leasehold improvements	(20,526)	(16,987)
Net cash used in investing activities	(45,781)	(77,435)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(7,150)	(6,509)
Repurchase of common stock	(7,365)	(10,996)
Proceeds from employee stock plans	11,701	16,230
Income tax benefits from stock options exercises	4,001	– –
Net cash provided by (used in) financing activities	1,187	(1,275)

Effect of exchange rate changes on cash and cash equivalents	(751)	(49)

Net increase (decrease) in cash and cash equivalents	42,727	(15,924)

Cash and cash equivalents at beginning of period	59,457	78,580
Cash and cash equivalents at end of period	$102,184	$62,656
	=======	======

Reconciliation of GAAP and non-GAAP Financial Measures
Our financial statements for prior periods have not been restated for the effect of FAS 123(R). The Company consolidated four office locations in London into one headquarters facility in June 2006. Net income and earnings per share have also been adjusted to reflect tax benefits primarily from the closure of previously filed tax returns. FactSet's management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our financial results and that investors may benefit from referring to these non-GAAP financial measures in assessing FactSet's performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures may also facilitate comparisons to FactSet's historical performance.

I. Consolidated Statements of Income
	Three Months Ended
	May 31,
(In thousands, except per share data)	2006	2005	Change

GAAP Income from operations	$30,953	$27,367	13.1%
FAS 123(R) (a)	1,943	– –
London real estate consolidation (b)	991	– –
Non-GAAP Income from operations	$33,887	$27,367	23.8%

GAAP Net income	$21,036	$19,551	7.6%
FAS 123(R), net of tax (a)	1,304	– –
London real estate consolidation, net of tax (b)	694	– –
Tax benefits (c)	(751)	(1,930)
Non-GAAP Net income	$22,283	$17,621	26.5%

GAAP Diluted weighted average common shares	50,909	49,993	1.8%
FAS 123(R) (d)	527	– –
Non-GAAP Diluted weighted average common shares	51,436	49,993	2.9%
Non-GAAP Diluted earnings per common share	$0.43	$0.35	22.9%

(a)    To add-back stock-based compensation charges, net of tax when indicated
(b)    To add-back incremental expenses due to a significant short-term increase in occupancy costs from a redundancy of leased office space in London, net of tax when indicated
(c)    To add-back income tax benefits primarily from the closure of previously filed tax returns
(d)    To add-back common shares outstanding for the period. Under the treasury stock method, the after-tax charge for stock-based compensation related to unvested options is included in the proceeds utilized for the calculation of assumed shares repurchased.

Reconciliation of GAAP and non-GAAP Financial Measures (continued)

I. Consolidated Statements of Income
	Nine Months Ended
	May 31,
(In thousands, except per share data)	2006	2005	Change

GAAP Income from operations	$88,000	$80,244	9.7%
FAS 123(R) (e)	6,356	– –
London real estate consolidation (f)	1,339	– –
Non-GAAP Income from operations	$95,695	$80,244	19.3%

GAAP Net income	$59,473	$53,118	12.0%
FAS 123(R), net of tax (e)	4,451	– –
London real estate consolidation, net of tax (f)	938	– –
Gain from sale of Company-owned real estate, net of tax (g)	(939)	– –
Tax benefit (h)	(1,506)	(1,930)
Non-GAAP Net income	$62,417	$51,188	21.9%

GAAP Diluted weighted average common shares	50,561	50,120	0.9%
FAS 123(R) (i)	552	– –
Non-GAAP Diluted weighted average common shares	51,113	50,120	2.0%
Non-GAAP Diluted earnings per common share	$1.22	$1.02	19.6%

(e)    To add-back stock-based compensation charges, net of tax when indicated
(f)    To add-back incremental expenses due to a significant short-term increase in occupancy costs from a redundancy of leased office space in London, net of tax when indicated
(g)    To eliminate after-tax gain on sale of Company-owned real estate
(h)    To add-back income tax benefits primarily from the closure of previously filed tax returns
(i)    To add-back common shares outstanding for the period. Under the treasury stock method, the after-tax charge for stock-based compensation related to unvested options is included in the proceeds utilized for the calculation of assumed shares repurchased.

Reconciliation of GAAP and non-GAAP Financial Measures (continued)

II. Consolidated Statements of Cash Flows
	Three Months Ended			Nine Months Ended
	May 31,			May 31,
(In thousands)	2006	2005	$ Change	2006	2005	$ Change

GAAP Net Cash provided by operations	$44,627	$44,552	$75	$88,072	$62,835	$25,237
Income tax benefits from stock option exercises (j)	– –	(696)		– –	(5,888)
Non-GAAP Net Cash provided by operations	44,627	43,856		88,072	56,947
Capital expenditures	(13,436)	(7,972)		(20,526)	(16,987)
Free cash flow	$31,191	$35,884	( $4,693)	$67,546	$39,960	$27,586

(j)    To eliminate income tax benefits from stock option exercises for the three and nine months ended May 31, 2005. Commencing in fiscal 2006, income tax benefits from stock option exercises are reported in cash flows from financing activities in accordance with FAS 123(R). Previously, income tax benefits from stock option exercises were included in cash flows provided by operations. There is no impact on the net change in cash during each respective period.